UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2005

Ault Incorporated
(Exact name of registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7105 Northland Terrace Minneapolis, Mn 55428-1028		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                                                     (763) 592-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Ault Incorporated (the “Company”) is filing this Amendment No.1 to its Form 8-K originally filed on August 8, 2005.  This Amendment No.1 supplements the disclosures contained in Item 4.02 of the originally filed Form 8-K.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 5, 2005, the Company announced that it is restating its financial statements for the fiscal year ended May 30, 2004 and for the first three quarters of fiscal 2005 as a result of accounting errors related to inventory build-up and relief and inadequate reconciliation of intercompany accounts.  The Company’s financial statements will also be adjusted to reflect the disposition of the Company’s Korea subsidiary as discontinued operations.  The Company intends to file an amendment to its Form 10-K for the year ended May 30, 2004 and an amendment to Form 10-Q’s for the quarters ended August 29, 2004, November 28, 2004 and February 27, 2005 to reflect the restatements indicated above.  The Company intends to make these amended filings during the first week of October.  The Company also plans to file its Form 10-K for the year ended May 30, 2005 about the same time.

The Company is also furnishing as Exhibit 99.1 to this Amendment No.1 a schedule showing adjustments to major components of the Company’s financial statements for the discontinued operations in the periods affected.  The Company is also furnishing as Exhibit 99.2 to this Amendment No. 1 a schedule showing adjustments to major components of the Company’s financial statements for the restatements due to accounting errors in the periods affected.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing:

99.1                   Schedule of Discontinued Operations.

99.2                   Schedule of Accounting Errors.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

	By:	/s/ William J. Birmingham
William J. Birmingham
Interim Chief Financial Officer
Dated: August 24, 2005